UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

(954) 447-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2012, Spirit Airlines, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) to that certain Second Amended and Restated Investor Rights Agreement (the “Agreement”), dated as of July 13, 2006, as previously amended on July 20, 2010, February 1, 2011 and May 25, 2011, by and among the Company, OCM Spirit Holdings, LLC (“Holdings”), OCM Spirit Holdings II, LLC (“Holdings II”), OCM Spirit Holdings III, LLC (“Holdings III”), OCM Spirit Holdings III-A, LLC (“Holdings III-A”), OCM Principal Opportunities Fund II, L.P. (“POF II”), OCM Principal Opportunities Fund III, L.P. (“POF III”), POF Spirit Foreign Holdings, LLC (“Foreign Holdings” and collectively with Holdings, Holdings II, Holdings III, Holdings III-A, POF II and POF III, the “Oaktree Investors”), Indigo Florida L.P. (“Indigo Florida”), Indigo Miramar LLC (“Indigo Miramar” and together with Indigo Florida, the “Indigo Investors”) and certain other investors. In connection with the Oaktree Investors’ first exercise of their demand registration rights under the Agreement, the Company, the Oaktree Investors and the Indigo Investors have entered into the Amendment, which among other things: (i) eliminates certain timing restrictions on the subsequent exercise of demand registration rights, conditioned upon the investors participating in the first demand registration reimbursing the Company (or causing such reimbursement) for up to $500,000 of registration expenses, subject to certain exceptions; (ii) waives certain of the Oaktree Investors and the Indigo Investors’ priority rights on the first demand registration and (iii) limits the assignability of the registration rights.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Fourth Amendment to Second Amended and Restated Investor Rights Agreement, dated as of January 13, 2012, by and among Spirit Airlines, Inc. and the other investors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Fourth Amendment to Second Amended and Restated Investor Rights Agreement, dated as of January 13, 2012, by and among Spirit Airlines, Inc. and the other investors party thereto.